UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

November 29, 2017

Date of Report (Date of earliest event reported)

Viad Corp

(Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1850 North Central Avenue, Suite 1900, Phoenix, Arizona	85004-4565
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 207-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)This Amendment to the Current Report on Form 8-K that Viad Corp filed with the SEC on November 9, 2017 (the “Original Filing”), provides information that was not available at the time of the Original Filing regarding the Severance Agreement and General Release (the “Agreement”) between Viad and Ms. Deborah J. DePaoli.

On November 29, 2017, Viad and Ms. DePaoli finalized the terms of the Agreement. Under the Agreement, Ms. DePaoli will receive twelve months’ base salary, continuation of health and welfare benefits via COBRA through December 31, 2018, and a lump sum payment of $45,000. In addition, she will participate in Viad’s Management Incentive Plan for fiscal year 2017 on a pro-rated basis. To the extent required, all of the plans and programs under which Ms. DePaoli will receive payments and benefits were previously filed with the SEC.

The foregoing description of the Agreement is a summary and is qualified in its entirety by the full text of the Agreement, which is attached to this Form 8-K/A as an exhibit and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Severance Agreement and General Release between Viad Corp and Deborah J. DePaoli, effective as of November 29, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Viad Corp
(Registrant)

December 1, 2017	By:	/s/ Leslie S. Striedel
Leslie S. Striedel
Chief Accounting Officer